- 1 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-283474 on Form F-3 of our report dated February 28, 2025, relating to the consolidated financial statements of Triton International Limited, appearing in the Annual Report on Form 20-F of Triton International Limited (the “Company”) for the year ended December 31, 2024. /s/ Deloitte & Touche LLP New York, New York February 28, 2025 EXHIBIT 15.1